EXHIBIT 3.65

                          CERTIFICATE OF INCORPORATION
                                       OF
                            SUPERIOR KY LICENSE CORP.


I. NAME. The name of the corporation is "Superior KY License Corp. (hereinafter referred to as the "Corporation").

II. ADDRESS. The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name of its registered agent at such address is The Corporation Service Company.

III. PURPOSE. The purpose of Corporation is to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

IV. AUTHORIZED CAPITAL. The total number of shares of stock which the corporation shall have authority to issue is 1000 shares of Common Stock of the par value of $0.001 per share.

V. INCORPORATOR: The name and mailing address of the incorporator are: John C. Rodney, Kirkpatrick & Lockhart, 1500 Oliver Building, Pittsburgh, PA 15222.

VI. INITIAL BOARD: The name of the individuals who shall compose the initial board of directors are Albert M. Holtz, Gary J. Zentner, Kevin J. McGinty, Michael Wagner, and David Hillman.

VII. EXISTENCE. The corporation is to have perpetual existence.

VIII. BY-LAWS: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the corporation.

IX. MEETINGS OF STOCKHOLDERS: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

X. AMENDMENT: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter


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prescribed by statute,  and all rights  conferred upon  stockholders  herein are granted subject to this reservation.

XI. INDEMNIFICATION. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director or officer of the Corporation or its Subsidiaries who is made a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorney's fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Expenses (including attorneys' fees) incurred in defending an action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, to the fullest extent and under the circumstances permitted by Delaware law. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or its Subsidiaries against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify against such liability under the provisions of this Article VII. The rights conferred by this Article shall not be exclusive of any other rights to which those indemnified may be entitled under this Certificate of Incorporation, any by-law, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and shall inure to the benefit of their heirs, executors, and administrators. The provisions of this Article shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the stockholders may determine in a specific instance or by resolution of general application. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article. For the purposes of this Article, the term "authorized representative" shall mean a director or officer of the Corporation or of any subsidiary of the Corporation or person who is or was, at the request of the Corporation, serving another corporation, partnership, joint venture, trusts, association, or other entity as a director, officer, or partner, or in any position of similar managerial or fiduciary position, or as an employee or agent.

XII. LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a directory, provided, however, that this provision shall not limit liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director, than a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set

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forth in the preceding sentence, shall be liable to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

XIII. TRANSACTIONS WITH DIRECTORS, ETC. The Corporation shall have authority, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, or by any other applicable law, to enter into any contract or transaction with one or more of its directors or officers, or with any corporation, partnership, joint venture, trust, association, or other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, notwithstanding such relationships and notwithstanding the fact that the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction.

XIV. COMPROMISE OR ARRANGEMENT. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

XV.  SECTION  203.  The  Corporation  shall not be subject to the  provision  of
Section 203 of the Delaware General Corporation Law.

     I, the undersigned, the sole incorporator of the Corporation, have accordingly hereunto set my hand.

     Executed this 30th day of November, 1993.

                                                     /s/ John C. Rodney
                                                   -----------------------------
                                                     John C. Rodney
                                                     Incorporator

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